Exhibit 10.2

Amendment to Securities Purchase Agreement

This Amendment to Securities Purchase Agreement (the “Amendment”), effective as of December 31, 2024, is made and entered into between American Rebel Holdings, Inc., a Nevada corporation (“Borrower”) and Alumni Capital LP, a Delaware limited partnership (“Lender”).

Recitals

1. Borrower and Lender have entered into a Securities Purchase Agreement dated September 4, 2024 (the “Loan Agreement”), which provided for the purchase by Lender of a promissory note of the Borrower in the aggregate principal amount of $420,000.00 (the “Note”) and the issuance of a warrant to Lender for the purchase of up to 72,165 shares of Borrower’s common stock at 5.82 per share (the “Warrant”) (collectively the Loan Agreement, Note and Warrant are the “Loan Documents”).

2. Borrower and Lender desire to modify and amend the Loan Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree and amend and modify the Loan Agreement as follows:

1. Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2. Amendments. The Loan Documents are hereby modified and amended as follows:

a. The Maturity Date for the Note shall be extended to February 17, 2025.

b. The Principal Amount of the Note shall be increased by $21,000 to $441,000.

c. The exercise price of the Warrant shall be reduced to $3.50 per share.

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3. References. Each reference in the Loan Documents to any of the Loan Documents shall be deemed to be a reference to such documents as modified hereby.

4. Borrower Covenants. Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

5. Agreement Remains in Full Force and Effect. The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified hereby. Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

6. Integrated Agreement; Amendment. This Amendment, together with the Loan Agreement and the Loan Documents, constitutes the entire agreement between Lender and Borrower concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Amendment and the Loan Agreement shall be read and interpreted together as one agreement.

Date: December 31, 2024

Lender:		Borrower:

Alumni Capital LP		American Rebel Holdings, Inc.

By:	Alumni Capital GP LLC

By:	/s/ Ashkan Mapar	By:	/s/ Charles A. Ross, Jr.
	Ashkan Mapar, Manager		Charles A. Ross, Jr., CEO

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